2005 FOR PROFIT CORPORATION ANNUAL REPORT FILED
February 23, 2005

DOCUMENT# P03000147667 Secretary of State
Entity Name: USAS DIGITAL INC.
Current Principal Place of Business: New Principal Place of Business:
100 VILLAGE SQUARE CROSSING
SUITE 202
PALM BEACH GARDENS, FL 33410
Current Mailing Address: New Mailing Address:
100 VILLAGE SQUARE CROSSING
SUITE 202
PALM BEACH GARDENS, FL 33410
FEI Number: 20-1069232 FEI Number Applied For ( )
FEI Number Not Applicable ( ) Certificate of Status Desired
Name and Address of Current Registered Agent:
Name and Address of New Registered Agent:
PANAIA, DAVID J RICHMOND, BARNEY A
10 WYNDHAM LANE 100 VILLAGE SQUARE CROSSING
PALM BEACH GARDENS, FL 33418 US PALM BEACH GARDENS,
FL 33410 US
The above named entity submits this statement for the purpose of changing its registered office or registered agent, or both, in the State of Florida.
SIGNATURE: BARNEY A. RICHMOND 02/23/2005
Electronic Signature of Registered Agent Date
Election Campaign Financing Trust Fund Contribution ( ).
OFFICERS AND DIRECTORS: ADDITIONSICHANGES TO OFFICERS AND DIRECTORS:
Title: PSTD ( ) Delete Title: PSD (X) Change ( ) Addition
Name: PANAIA, DAVID J Name: RICHMOND, BARNEY A
Address: 10 WYNDHAM LANE Address: 100 VILLAGE SQUARE CROSSING #202 City-St-Zip: PALM BEACH GARDENS, FL 33418
City-St-Zip: PALM BEACH GARDENS, FL 33410
Title: ( ) Delete Title: TD ( ) Change (X) Addition
Name: Name: TURNER, RICHARD C
Address: Address: 4200 OAK ST
City-St-Zip: City-St-Zip: PALM BEACH GARDENS, FL 33418
I hereby certify that the information supplied with this filing does not qualify for the for the exemption stated in Section
11 9.07(3)0), Florida Statutes. I further certify that the nformation indicated on this report or supplemental report is true and accurate and that my electronic signature shall have the same legal effect as if made under oath; that lam an officer or director of the corporation or the receiver or trustee empowered to execute this report as required by Chapter
607, Florida Statutes; and that my name appears above, or on an attachment with an address, with all other like empowered.
SIGNATURE: BARNEY A. RICHMOND PSD 02/23/2005
Electronic Signature of Signing Officer or Director Date